UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 13, 2007, Casey’s General Stores, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended April 30, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Also on June 13, 2007, the Company reported 2007 same-store sales results for stores open for one full year. Same store gasoline gallons sold decreased 0.2% in May 2007 compared to May 2006. The gasoline margin was above the Company’s fiscal 2007 goal of 10.8 cents per gallon. The average retail price of gasoline sold during May 2007 was $3.13 per gallon. Same-store sales of grocery and other merchandise increased 9.9% and prepared food and fountain same-store sales increased 8.1% in May 2007 compared to May 2006.

The information contained in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Information.

On May 30, 2007, a complaint was filed in the United States District Court for the Northern District of Iowa by two former employees against the Company, in which the claim is made that Casey’s failed to properly pay overtime compensation to two or more of its assistant managers. Specifically, plaintiffs claim that the assistant managers were treated as non-exempt employees entitled to overtime pay, but that the Company failed to properly record all hours worked and failed to pay the assistant managers overtime pay for all hours worked in excess of 40 per week. The action purports to be a collective action under the Fair Labor Standards Act (essentially equivalent to a class action) brought on behalf of all “persons who are currently or were employed during the three-year period immediately preceding the filing of [the] complaint as “Assistant Managers” at any Casey’s General Store operated by Defendant (directly or through one of its wholly owned subsidiaries), who worked overtime during any given week within that period and who have not filed a complaint to recover overtime wages.” The complaint seeks relief in the form of back wages owed all members of the “class” during the three-year period preceding the filing of the complaint, liquidated damages, attorneys fees and costs. Management does not believe the Company is liable to the plaintiffs for the conduct complained of, and intends to contest the matter vigorously.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY=S GENERAL STORES, INC.

Date: June 13, 2007	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
99.1	Press Release of Casey’s General Stores, Inc. dated June 13, 2007